Exhibit 16.1

March 15, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: PLEDGE PETROLEUM CORP.

Commission File No. 000-53488

Ladies and Gentlemen:

We have read Item 4.01 of PLEDGE PETROLEUM CORP.’s Form 8-K dated March 14, 2019 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP